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                                                                  EXHIBIT 10.18



                                                                 Execution Copy


                 FIRST AMENDMENT TO TRADEMARK LICENSE AGREEMENT

         This First Amendment to Trademark License Agreement (the "Amendment") dated as of this ___ day of __________, 1999, between (a) Pelikan Holding AG, a company organized under the laws of Switzerland ("Pelikan Holding"); Pelikan Vertriebsgesellschaft mbH & Co. KG ("PVG"), (formerly known as Pelikan International Handelsgesellschaft mbH & Co. KG (Hannover)), a company organized under the laws of Germany; and Pelikan GmbH (Hannover), a company organized under the laws of Germany (collectively, "Licensors"), on the one hand, and (b) Nu-kote Holding, Inc., a Delaware corporation ("Licensee"), on the other hand.

                                   WITNESSETH:

         WHEREAS, pursuant to the Asset and Stock Purchase Agreement, dated as of November 15, 1994, as amended, between Pelikan Holding and Licensee (the "Purchase Agreement"; capitalized terms used herein without definition being used as defined therein), the Licensee purchased or acquired, directly or indirectly through Subsidiaries, from Pelikan Holding or the Selling Subsidiaries, and Pelikan Holding and such Selling Subsidiaries sold, assigned or transferred to the Licensee, the Hardcopy Business, and executed and delivered the Trademark License;

         WHEREAS, at the time of the Closing, PIH was the owner of the Licensed Mark;

         WHEREAS, PVG changed its name from Pelikan International
Handelsgesellschaft mbH & Co. KG (Hannover) effective January 1, 1996 and is the owner of the Licensed Mark;

         WHEREAS, Pelikan GmbH is the successor of Pelikan AG which transferred all of its ownership rights in the Licensed Mark to PIH but retains for fiscal reasons an option of retransfer at first demand; and

         WHEREAS, on February 13, 1998 Licensors sent a Notice of Breach in accordance with the provisions of the Trademark License, and on both June 9, 1998 and June 22, 1998, and again on October 9, 1998, Licensors sent Notices of Termination pursuant to Section 11(b) of the Trademark License giving 30 days notice of termination of the Trademark License;

         WHEREAS thereafter Nu-kote and certain of its subsidiaries commenced cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Middle District of Tennessee designated numbers 98-10600 through 98-10606 on the docket of said Court, which cases said Court has ordered substantively consolidated for certain purposes under Case No. 98-10600;

         WHEREAS, Nu-kote desires to sell a portion of the Hardcopy Business, including Produktions, indirectly to Pelikan Hardcopy Europe Limited, a corporation organized under the laws of Scotland ("PHE"), and thereby to cause Produktions to cease to be an Affiliate of Nu-kote, and, in connection therewith, desires to induce Pelikan


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Holding to grant to PHE a license to use the Licensed Marks and to rescind
Licensors' termination of the above Notices of Termination of the Trademark License;

         WHEREAS, Licensors are willing, in connection with Nu-kote's sale of a portion of the Hardcopy Business to PHE, to grant to Produktions a license to use the Licensed Mark upon terms that are mutually agreeable to Licensors and PHE, subject to the condition that the Trademark License is amended as provided herein and that the Non-Competition Agreement is amended to limit the geographic scope of the Non-Competition Agreement to the United States of America (including the District of Columbia, the Commonwealths of Puerto Rico, the Northern Mariana Islands, and the Virgin Islands of the United States, and the unincorporated United States territories of American Samoa and Guam), Mexico and Canada;

         NOW, THEREFORE, in consideration of the covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

            1. Amendment of Section 1a. Section l(a) of the Trademark license shall be amended to read as follows:

      "1. Licensed Grant. (a) From and after the Effective Date, Licensors hereby grant an exclusive, royalty-free, fully paid-up, license, during the Term (as defined in Section 11), to Licensee: (i) to use the Licensed Mark, but only within United States of America (including the District of Columbia, the Commonwealths of Puerto Rico, the Northern Mariana Islands, and the Virgin Islands of the United States, and the unincorporated United States territories of American Samoa and Guam), Mexico and Canada within the field of use of the Hardcopy Venture (including but not limited to the development, manufacture, procurement, distribution and sale of goods relating thereto); and (ii) to permit any existing or future Subsidiary of Licensee to use, but only within the United States of America (including the District of Columbia, the Commonwealths of Puerto Rico, the Northern Mariana Islands, and the Virgin Islands of the United States, and the unincorporated United States territories of American Samoa and Guam), Mexico and Canada, the name and mark "PELIKAN" as part of the trade name "PELIKAN IMAGING SUPPLIES" and "PELIKAN HARDCOPY" (and appropriate translations thereof) (or such other trade name as Licensor may consent, such consent not to be unreasonably withheld or derivations thereof).

            2. Adjustment to Maintenance Expense Share. Section 5(a) of the Trademark License shall be amended to substitute "25%" for "50%."




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            3. Effectiveness of Trademark License. It shall be a condition precedent to the effectiveness of this Amendment that:

               (i) PHE shall pay to Pelikan Holding the sum of Three Million Five Hundred Thousand U.S. Dollars (US$3,500,000) by wire transfer to an account in Zurich, Switzerland, designated by Pelikan Holding; and

               (ii) the United States Bankruptcy Court for the Middle District of Tennessee shall have entered an order in Case No. 398-10600 (Consolidated) after due notice approving this amendment and the amendments referred to in clause (iii) hereof, and the other transactions contemplated in connection herewith, said order shall have become a Final Order (the date of the last of the foregoing to occur being hereinafter referred to as the "Effective Date").

               (iii) Nu-kote and Pelikan Holding shall have executed and delivered an amendment to the Non-Competition Agreement among Nu-kote, Pelikan Holding and certain other parties thereto dated as of February 24, 1995 to change the word "world" at the end of paragraph 1(a) thereof to "United States of America, (including the District of Columbia, the Commonwealths of Puerto Rico, the Northern Mariana Islands, and the Virgin Islands of the United States, and the unincorporated United States territories of American Samoa and Guam), Mexico and Canada;"

               (iv) The existing sublicense from Nu-kote to Produktions under the Nu-kote License referred to in the second recital to this First Amendment to Trademark License Agreement shall have been terminated by written agreement of the parties thereto, and a copy of such termination shall have been delivered to Pelikan Holding;

               (v) PHE (or a Subsidiary of PHE acceptable to PVG) and PVG shall have executed a distribution agreement providing for PHE and its Subsidiaries to sell to PVG, and PVG to purchase from PHE and its Subsidiaries and to distribute to certain customers in Germany, certain Pelikan brand Hardcopy Products.

For purposes of this Agreement, the term "Final Order" shall mean an order or judgment that has not been modified, vacated or stayed, and as to which (a) the time to appeal or seek review, rehearing, reargument or certiorari has expired and as to which no appeal or petition for review, rehearing, reargument or certiorari proceeding is pending, or (b) an order or judgment which has been appealed, has been affirmed on appeal or certiorari and as to which appeal or certiorari the time for further appeal or certiorari has expired, provided, such an order shall be a "Final Order" whenever (i) a period of ten days after the entry thereof on the Clerk's docket shall have expired (ii) no stay of the order shall be in effect, and (iii) Pelikan shall so elect by written notice to Nu-kote.

         4. Release of Certain Claims. If this Amendment becomes effective, then Licensors hereby expressly waive and release any claims against Nu-kote or any of



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Nu-kote's Subsidiaries or sublicensess that Licensors may have by reason of the
Notices of Termination referred to above or the matters referred to in said Notices of Termination, and the Trademark License shall continue in full force and effect, notwithstanding any and all Notices of Termination or Notices of Breach that Licensors may have given to Licensee at any time prior to the date hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the day and year first above written.


Licensors:                                   Licensee:
PELIKAN HOLDING AG                           NU-KOTE HOLDING, INC.



By:                                          By:
       ------------------------------               ----------------------------
Name:  Benno Zehnder                         Name:
Title: Director                                     ----------------------------
                                             Title:
                                                    ----------------------------


PELIKAN VERTRIEBSGESELLSCHAFT
MBH & CO. KG



By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------


PELIKAN GMBH (HANNOVER)



By:
       ------------------------------
Name:
       ------------------------------
Title:
       ------------------------------





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